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                                                                       EXHIBIT D


                                                                  EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT

               This Registration Rights Agreement (this "Agreement") is entered into effective as of May 20, 1999 by and between BIG ENTERTAINMENT, INC., a Florida corporation ("Big"), and THE TIMES MIRROR COMPANY, a Delaware corporation (the "Shareholder").

               WHEREAS, Big and the Shareholder are parties to that certain Agreement and Plan of Merger dated as of January 10, 1999, as modified as of May 14, 1999 (the "Merger Agreement"), providing for the acquisition by Big of HOLLYWOOD.COM, INC., a California corporation ("Hollywood"), from the Shareholder pursuant to a merger of BIG ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Big, with and into Hollywood (the "Merger");

               WHEREAS, as consideration for the Merger, the Shareholder will receive 2,300,075 shares of Big's Common Stock, par value $.01 per share (the "Big Common Stock");

               WHEREAS, Big and the Shareholder wish to provide for and acknowledge certain arrangements and understandings following the Merger; and

               WHEREAS, the consummation of the Merger is conditioned upon the execution of this Agreement.

               NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Merger Agreement.

2.      REGISTRATION RIGHTS.

               (a) Registration Upon Request. At any time, and from time to time, commencing on the Effective Date, upon the written request (the "Notice") of any Qualified Holder(s) (as hereinafter defined) requesting that Big effect the registration under the Securities Act of 1933, as amended (the "Securities Act") of Registrable Securities (as hereinafter defined) to be sold in a firm commitment underwritten public offering for cash, which, in the aggregate, constitute at least 20% of the shares of Registrable Securities issued to the Shareholder pursuant to the Merger for each registration hereunder, Big shall (within forty-five (45) days of the receipt of such Notice) file with the Commission a registration statement to register under the Securities Act (a "Demand Registration") the Registrable Securities which Big has been requested to register and use its best efforts to, as expeditiously as may be practicable, have such registration statement declared effective by the Commission, provided that no Qualified


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Holder(s) shall be permitted to request a Demand Registration within three (3)
months of the effective date of any registration statement for equity securities of Big (other than on Form S-4 or Form S-8 or any successor or similar form). A request for a Demand Registration will not count as the use of such right unless the registration statement to which it relates is declared effective under the Securities Act and remains effective for a period (not less than three (3) months sufficient to allow for the orderly sale of the Registrable Securities covered thereby, except that such exercise shall count if such registration statement is withdrawn because the Qualified Holders, for any reason whatsoever, determine not to proceed with such registration; provided, however, if any Qualified Holder should elect to withdraw its Registrable Securities from the registration as a result of the proration provisions of Section 3(a) or 3(b) in which such Qualified Holder is not permitted to register at least fifty percent (50%) of the number of shares requested by such Qualified Holder to be registered in such registration (a "50% Withdrawal"), then such request for registration shall not be considered a Demand Registration for purposes of
Section 2(a)(iii)(B).

               (i) Within ten (10) Business Days of receipt of the Notice by Big, Big shall provide notice (the "Holder Notice") to all Qualified Holders of such demand. The Holder Notice shall set forth, at a minimum, the number and class of Registrable Securities to be registered, the proposed date of filing of the related registration statement, and the proposed means of distribution of such Registrable Securities, and the proposed managing underwriter or underwriters of such Registrable Securities. Upon the written request of any Qualified Holder delivered to Big within five (5) days after its receipt of such Holder Notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Qualified Holder and the intended method of disposition thereof), such Registrable Securities of such Qualified Holder shall be included in such registration statement as if such Qualified Holder had joined in such demand.

               (ii) It is hereby agreed that (A) if Big shall have previously effected a Demand Registration pursuant to this Section 2(a), it shall not be required to effect a subsequent Demand Registration until a period of at least one hundred twenty (120) days shall have elapsed from the effective date of the registration statement used in connection with such previous Demand Registration and (B) Big shall not be required to effect more than four (4) Demand Registrations pursuant to this Section 2(a).

               (iii) If any Demand Registration pursuant to this Section 2(a) is proposed to be effected by means of the use of Form S-3 (or any similar short-form registration statement which is a successor to Form S-3) and the managing underwriter shall advise Big in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be effected by the use of such other permitted form.

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                      (iv) As used in this Agreement, the term "Registrable
Securities" means any and all (A) shares of Big Common Stock received by the Qualified Holders in the Merger in exchange for the shares of common stock of Hollywood beneficially owned by them on the date hereof, and (B) any other of Big Common Stock issued or issuable with respect to any shares of Big Common Stock described in clause (A) above by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of Big securities, or pursuant to a merger, consolidation or other similar business combination transaction involving Big. Reference in this
Section 2(a) to specified numbers of shares shall be equitably adjusted to reflect any such occurrences referred to in the preceding sentence.

                      (v) As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the methods contemplated by the registration statement, (B) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), (C) such securities shall have been transferred, new certificates evidencing such securities without legends restricting further transfer shall have been delivered by Big, and subsequent public distribution of such securities shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (D) such securities shall have ceased to be issued and outstanding.

                      (vi) The term "Qualified Holder(s)" means the Shareholder and any Permitted Transferee as such term is defined in that certain Shareholder Agreement, by and between Big and the Shareholder dated as of a date equal herewith. The term "Majority Qualified Holders" means a majority in interest of the Qualified Holders participating in a registration of Registrable Securities pursuant hereto.

                      (vii) It is hereby further agreed that with respect to any Demand Registration requested pursuant to Section 2(a), Big may defer the filing or effectiveness of any registration statement related thereto for a reasonable period of time not, to exceed ninety (90) days after a request by any of the Qualified Holders if (A) Big is, at such time, in the process of preparing, filing or going effective on an underwritten public offering of Big Common Stock ("Big Common Stock Offering") and is advised in writing by its managing underwriter(s) that such offering would in its or their opinion be materially and adversely affected by such filing or (B) the Board of Directors of Big reasonably determines, in its good faith judgment, that any such filing or the offering of any Registrable Securities would materially impede, delay or interfere with any material proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving Big; provided that, with respect to clause (B), Big gives the Qualified Holders written notice of such determination and a copy of the resolution of the Big Board of Directors with regard thereto; and provided further,


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however, with respect to both clauses (A) and (B), Big shall not be entitled to postpone such filing or effectiveness if, within the preceding twelve (12) months, it had effected one (1) postponement pursuant to this paragraph (viii) and, following such postponements, the Registrable Securities to be sold pursuant to the postponed registration statements were not sold (for any reason); provided further, however, that, during the period commencing ninety
(90) days after the Effective Date and ending one hundred and twenty (120) days thereafter, Big shall not so postpone the filing or effectiveness of the first Demand Registration requested pursuant to this Section 2(a) for more than thirty
(30) days.

               (b) Piggyback Registration. If at any time Big proposes to register shares of Big Common Stock under the Securities Act; whether proposed to be offered for sale by Big or any other person (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time promptly give written notice to all Qualified Holders of its intention to do so, of the registration form of the Commission that has been selected by Big, the number and class of securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter or underwriters of such securities and, if applicable, a good faith estimate by Big of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement (the "Section 2(b) Notice"). Big will use its best efforts to include in the proposed registration all Registrable Securities that Big is requested in writing, within fifteen (15) days after the Section 2(b) Notice is given, to register by the Qualified Holders thereof; provided, however, that (A) if, at any time after giving written notice of its intention to register shares of Big Common Stock and prior to the effective date of the registration statement filed in connection with such registration, Big shall determine for any reason not to register such equity securities, Big may, at its election, give written notice of such determination to all Qualified Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration (but not from its obligation to pay any Registration Expenses to the extent incurred in connection therewith), without prejudice, however, to the rights of Qualified Holders under Section 2(a) hereof and (B) in case of such a determination by Big to delay registration of Big Common Stock pursuant to clause (A) of this Section 2(b), Big shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such Big Common Stock. No registration effected under this Section 2(b) shall relieve Big of its obligations to effect Demand Registrations under
Section 2(a) and, notwithstanding anything to the contrary in Section 2(a), no Qualified Holder shall have the right to require Big to register any Registrable Securities pursuant to Section 2(a) until the later of (A) the completion of the distribution of the securities offered and registered pursuant to the Section 2(b) Notice and (B) ninety (90) days after the date a registration statement effected under this Section 2(b) is declared effective.

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               (c) Registration and Qualification.

               In connection with Big's registration obligations under Sections 2(a) and 2(b) hereof, Big shall effect such registrations on the appropriate form available for the sale of the Registrable Securities to permit the sale of Registrable Securities in accordance with the method or methods of disposition thereof specified by the Qualified Holders of such Registrable Securities, and pursuant thereto Big shall:

                      (i) No fewer than ten (10) Business Days prior to the initial filing of a registration statement or prospectus and no fewer than four
(4) Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Qualified Holders of Registrable Securities, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Qualified Holders, their counsel and such underwriters, if any, and cause the officers and directors of Big, counsel to Big and independent certified public accountants to Big to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Qualified Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act with respect thereto. Big shall not file any such registration statement or prospectus or any amendments or supplements thereto to which the Qualified Holders of a majority of outstanding Registrable Securities, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis (within five (5) and three (3) Business Days of receipt thereof, in the case of the filing and amendment or supplement, respectively);

                      (ii) Prepare and file with the Commission such amendments, including post-effective amendments, to each registration statement as may be necessary to keep such registration statement continuously effective for the applicable time period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement as so amended or in such prospectus as so supplemented;

                      (iii) Notify the Qualified Holders of Registrable Securities to be sold, their counsel and the managing underwriters, if any, promptly, (and, in the case of clause (A) (1) below, in no event less than five
(5) Business Days prior to such filing) and (if requested by any such Person), confirm such notice in writing, (A) (1) when a prospectus or any prospectus supplement or post-effective amendment is being filed, and, (2) with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any other federal or


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state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the Commission, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) if at any time any of the representations and warranties of Big contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in all material respects, (E) of the receipt by Big of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (F) of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and so that, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                      (iv) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any United States jurisdiction, at the earliest practicable moment;

                      (v) If requested by the managing underwriters, if any, or the Qualified Holders of a majority of outstanding Registrable Securities being sold in connection with such offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and a majority of the Qualified Holders agree and reasonably propose should be included therein, and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after Big has received notification of the matters reasonably proposed to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that Big shall not be required to take any action pursuant to this Section 2(d) that would, in the opinion of outside counsel for Big, violate applicable law;

                      (vi) Furnish to each Qualified Holder, their counsel and each managing underwriter, if any, without charge, at least one conformed copy of each registration statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference,


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and all exhibits to the extent requested by any such Person (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the Commission;

                      (vii) Deliver to each Qualified Holder, their counsel, and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons reasonably request; and Big hereby consent to the use of such prospectus and each amendment or supplement thereto by each of the selling Qualified Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto, as contemplated thereby;

                      (viii) Prior to any public offering of Registrable Securities, use its reasonable best efforts: (i) to register or qualify or cooperate with the Qualified Holders of Registrable Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue sky laws of such jurisdictions within the United States as any Qualified Holder or underwriter reasonably requests in writing; and (ii) to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by such registration statement; provided, however, that Big shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Big to any tax in any such jurisdiction where it is not then so subject;

                      (ix) Use its reasonable best efforts to cause the Registrable Securities covered by the registration statement, and the offering thereof, to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Qualified Holder's business, in which case Big will cooperate in all reasonable respects with the filing of such registration statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that Big shall not be required to register the Registrable Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Big to any tax in any such jurisdiction where it is not then so subject or to require Big to qualify to do business in any jurisdiction where it is not then so qualified;

                      (x) Upon the occurrence of any event contemplated by
Section 2(c)(iii)(D), as promptly as practicable, prepare a supplement or amendment, including a


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post-effective amendment, to each registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                      (xi) To the extent not previously so listed, use its reasonable best efforts to list prior to the effective date of such registration statement, subject to notice of issuance, the Registrable Securities covered by such registration statement on any securities exchange on which securities of the same class are then listed or, if such class is not then so listed, to have the Registrable Securities accepted for quotation for trading on the NASDAQ National Market System (or a comparable interdealer quotation system then in effect);

                      (xii) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings containing indemnification provisions and procedures no less favorable to the selling Qualified Holders and the underwriters, if any, than those set forth in Section 2(e) hereof (or such other provisions and procedures acceptable to Qualified Holders of a majority of outstanding Registrable Securities covered by such registration statement and the managing underwriters) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Qualified Holders of a majority of outstanding Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (A) make such representations and warranties to the Qualified Holders of such Registrable Securities and the underwriters, if any, with respect to the business of Big and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (B) obtain opinions of counsel to Big and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the Qualified Holders of the Registrable Securities being sold), addressed to each selling Qualified Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; (C) unless not permitted to be issued under an applicable Statement of Accounting Standards, obtain "cold comfort" letters and updates thereof from the independent certified public accountants of Big (and, if necessary, any other independent certified public accountants of any subsidiary of Big or of any business acquired by Big for which financial statements and financial data is, or is required to be, included in the registration statement), addressed to each selling Qualified



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Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and
(D) deliver such documents and certificates as may be reasonably requested by the Qualified Holders of a majority of outstanding Registrable Securities being sold, their counsel or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to
Section 2(c)(xii)(A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Big;

                      (xiii) Make available for inspection by a representative of the Qualified Holders of a majority of outstanding Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such selling Qualified Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of Big and its subsidiaries, and cause the officers, directors, agents and employees of Big and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with a registration; provided, that any records, documents and other information designated by Big as confidential shall be kept confidential by such Persons unless disclosure of any such record, document or other information is required by law or by a court or administrative order, in which case such record, document or information shall be disclosed only to the extent required to comply with such law or order;

                      (xiv) Use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of Big after the effective date of a registration statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

                      (xv) If so requested by the Majority Qualified Holders of the Securities being sold in connection with such offering, promptly amend the relevant registration statement, by post-effective amendment or otherwise, to reflect any change in the plan or method of distribution of the Registrable Securities being sold in connection with such registration.

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               Big may require any Qualified Holder to furnish Big such
information regarding such Qualified Holder and the distribution of Registrable Securities by such Qualified Holder as Big may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection with any registration.

               If any such registration statement refers to any Qualified Holder by name or otherwise as the Qualified Holder of any securities of Big, then such Qualified Holder shall have the right to require (A) the insertion therein of language, in form and substance reasonably satisfactory to such Qualified Holder, to the effect that the holding by such Qualified Holder of such securities is not to be construed as a recommendation by such Qualified Holder of the investment quality of Big's securities covered thereby and that such holding does not imply that such Qualified Holder will assist in meeting any future financial requirements of Big, or (B) in the event that such reference to such Qualified Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Qualified Holder in any amendment or supplement to the registration statement filed or prepared subsequent to the time that such reference ceases to be required.

               (d) Registration Expenses. Whether or not any registration statement prepared and filed pursuant to this Section 2 is declared effective by the Commission (except where a Demand Registration is terminated, withdrawn or abandoned at the written request (other than pursuant to a 50% Withdrawal) of the Majority Qualified Holders), Big shall pay all expenses incident to Big's performance of or compliance with the registration requirements of this Agreement, including, without limitation, the following: (A) all Commission and any NASDAQ registration and filing fees and expenses; (B) any and all expenses incident to its performance of, or compliance with, this Agreement, including, without limitation, any allocation of salaries and expenses of Big personnel or other general overhead expenses of Big, or other expenses for the preparation of historical and pro forma financial statements or other data normally prepared by Big in the ordinary course of its business; (C) all listing, transfer and/or exchange agent and registrar fees; (D) fees and expenses in connection with the qualification of the Registrable Securities under securities or "blue sky" laws including reasonable fees and disbursements of counsel for the underwriters in connection therewith; (E) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the Qualified Holders of a majority of outstanding Registrable Securities included in any registration statement) (F) messenger, telephone and delivery expenses; and (G) fees and out-of-pocket expenses of counsel for Big and its independent certified public accountants (including the expenses of any audit, review and/or "cold comfort" letters) and other persons, including special experts, retained by Big (collectively, clause (A) through (G), "Registration Expenses"); provided, however, that Big shall not be required to pay, and the Qualified Holders shall pay, all fees and out-of-pocket expenses of more than one counsel selected by the Qualified Holders or any discounts, commissions or fees of



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underwriters, selling brokers and dealers relating to the distribution of the
Registrable Securities.

               (e) Indemnification; Contribution.

                      (i) Big shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless, each Qualified Holder of Registrable Securities, the officers, directors, partners, agents, investment advisors and employees of each of them, each Person who controls any such Qualified Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, agents and employees of each such controlling Person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection therewith) and expenses, including expenses of investigation (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that (a) the untrue statement or omission in the form of a preliminary prospectus was corrected in the final prospectus or
(b) such are based upon information regarding such Qualified Holder furnished in writing to Big by or on behalf of such Qualified Holder expressly for use therein to the extent that such information was reasonably relied on by Big in the preparation thereof. The obligations of Big to each Indemnified Party shall be separate obligations, and the liability of Big to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

                      (ii) In connection with any registration statement in which a Qualified Holder of Registrable Securities is participating, such Qualified Holder of Registrable Securities shall furnish to Big in writing such information as Big reasonably requests for use in connection with any registration statement or prospectus and each Qualified Holder agrees, severally and not jointly, to indemnify and hold harmless Big, its directors, officers, agents and employees, each Person who controls Big (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, agents or employees of each such controlling Person, to the fullest extent lawful, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement of a material fact contained in any registration statement, prospectus, or form of prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Qualified Holder to Big expressly for use in such registration statement or prospectus and that such information was reasonably relied upon by Big in preparation of such registration statement, prospectus or form of prospectus. In no event shall the liability of any selling Qualified Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Qualified Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                      (iii) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall so notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection therewith; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Section 2(e), except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal) that such failure shall have materially prejudiced the Indemnifying Party, and provided further, that such failure to give notice shall not relieve the Indemnifying Party from any liability which it may have otherwise than under this Section 2(e).

                      Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed to pay such fees and expenses; or (ii) the Indemnifying Parties shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such Indemnified Party or Parties in any such action, claim or proceeding; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party or Parties and one or more of the Indemnifying Parties, and such Indemnified Parties shall have been advised in writing by counsel to the Indemnifying Party or Parties that a conflict of interest may exist if such counsel represents such Indemnified Party or Parties and one or more of the Indemnifying Parties (in which case, if any such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties), it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties. No Indemnifying Party shall be liable for any settlement of any such Proceeding made without its written consent. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, effect any settlement of any proceeding unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are or may be the subject matter of such proceeding.

                      All fees and expenses of each Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding in a manner not inconsistent with this Section 2(e) shall be paid to such Indemnified Party, as incurred, upon written notice thereof to the Indemnifying Parties (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder).

                      (iv) If a claim by an Indemnified Party for indemnification under Section 2(e)(i) or 2(e)(ii) hereof is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) even though the express provisions hereof provide for indemnification in such case, then each applicable Indemnifying Party, in lieu of this Section 2(e) indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of each Indemnifying Party and the Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of each such Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 2(e)(iii) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or Proceeding.

                      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(e)(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2(e)(iv), an Indemnifying Party that is a Qualified Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the securities sold by such Indemnifying Party and distributed to the public were offered to the public exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (f) Selection of Underwriters. If any of the Registrable Securities covered by any registration statement filed pursuant to Sections 2(a) or 2(b), are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be selected by (i) in the case of any registration statement filed pursuant to Section 2(a) hereof, the Qualified Holders of a majority of outstanding Registrable Securities included in such offering, subject to the consent of Big (which shall not be unreasonably withheld or delayed) and (ii) in the case of any registration statement pursuant to Section 2(b) hereof, by Big or in such other manner as Big may agree. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

3.      CERTAIN REQUIREMENTS IN CONNECTION WITH REGISTRATION RIGHTS.

               (a) If the managing underwriter for a registration pursuant to
Section 2(a) that involves an underwritten offering shall advise Big in writing that, in its opinion, the inclusion of some or all of the Registrable Securities to be sold for the account of Qualified Holders would adversely affect the price per unit to be derived from the offering or otherwise materially and adversely affect the success of the offering, then the number of Registrable Securities to be sold for the account of such Qualified Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's written opinion to the minimum extent necessary to eliminate any such adverse effects. If the number of securities to be included in any registration is reduced (but not to zero), the number of such securities (including the Registrable Securities) excluded from such registration shall be allocated, first, on a pro rata basis to the securities requested to be registered for the account of any Person (as defined in Section 2 of the Securities Act) (including Big), other than the Person who made the original demand request pursuant to Section 2(a)(i) and other than the holders of Priority Registrable Securities (as hereinafter defined), on the basis of the relative number of shares of such securities such person has requested to be included in such registration, second, to the Person who made the original demand request pursuant to Section 2(a)(i), other than the holders of Priority Registrable Securities and, last, on a pro rata basis among all other holders of Big securities who may hold senior registration rights ("Other Qualified Holders") with respect to shares of Big Common Stock ("Priority Registrable Securities"), on the basis of the relative number of shares of such Priority Registrable Securities such Other Qualified Holder has requested to be included in such registration, if any. If, as a result of the proration provisions of this Section 3(a), any Qualified Holder shall not be entitled to include all Registrable Securities in a registration pursuant to Section 2(a) that such Qualified Holder has requested be included, such Qualified Holder may elect to withdraw its Registrable Securities from the registration; provided, however, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Qualified Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made.

               (b) If the managing underwriter for a registration pursuant to
Section 2(b) that involves an underwritten offering shall advise Big in writing that, in its opinion, the inclusion of some or all of the Registrable Securities to be sold for the account of Qualified Holders would adversely affect the price per unit Big or the holders of Big's securities who initiated such offering, if any, will derive from the offering or otherwise materially and adversely affect the success of the offering, then the number of Registrable Securities to be sold for the account of such Qualified Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's written opinion to the minimum extent necessary to eliminate any such adverse effects. If the number of securities to be included in any registration is reduced (but not to zero), the number of such securities (including the Registrable Securities) excluded from such registration shall be allocated, first, on a pro rata basis to the securities requested to be registered for the account of any Person (including Big), other than the holders of Priority Registrable Securities, on the basis of the relative number of shares of such securities such person has requested to be included in such registration and second, on a pro rata basis among all Other Qualified Holders with respect to Priority Registrable Securities, on the basis of the relative number of shares of such Priority Registrable Securities such Other Qualified Holder has requested to be included in such registration. If, as a result of the proration provisions of this
Section 3(b), any Qualified Holder shall not be entitled to include all Registrable Securities in a registration pursuant to Section 2(b) that such Qualified Holder has requested be included, such Qualified Holder may elect to withdraw its Registrable Securities from the registration; provided, however, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Qualified Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made.

               (c) Notwithstanding anything in Section 2(b) to the contrary, Qualified Holders shall not have any right to include their Registrable Securities in any distribution or registration of Big Common Stock by Big, which is a result of a merger, consolidation, acquisition, exchange offer (or other offering of securities solely to Big's existing stockholders), recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having the same effect.

               (d) So long as the Shareholder maintains registration rights pursuant to this Agreement, subject to existing registration rights granted by Big prior to the date hereof, without the written consent of the Qualified Holders of a majority of outstanding Registrable Securities, Big shall not grant to any Person the right to request Big to register any equity securities of Big under the Securities Act unless the rights so granted are subject in all respects to the prior rights of the Qualified Holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

               (e) Subject to the existing registration rights granted by Big prior to the date hereof, unless the Qualified Holders of a majority of the Registrable Securities otherwise consent, neither Big nor any of its securityholders (other than the Qualified Holders of Registrable Securities in such capacity) shall have the right to include any securities of Big in any registration effected under Section 2(a) hereof other than Registrable Securities.

               (f) So long as the Shareholder maintains any registration rights pursuant to this Agreement, Big will not hereafter enter into any agreement or arrangement with respect to its securities which is inconsistent in any material respect with the rights granted to the holders of Registrable Securities in this Agreement.

               (g) Big shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time Big is not required to file such reports, it will, upon the request of any Qualified Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rule 144. Big further covenants that it will take such further action as any Qualified Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Qualified Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Qualified Holder of Registrable Securities, Big shall deliver to such Qualified Holder a written statement as to whether it has complied with such requirements.

4.      NOTICES.

               Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties hereto, desires to provide to or serve upon any person any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail (return receipt requested, postage prepaid), or by overnight mail, courier, or delivery service or by telecopy and confirmed by telecopy addressed as follows:

               (a)  If to Big, to:

                      Big Entertainment, Inc.
                      2255 Glades Road
                      Suite 237 West
                      Boca Raton, Florida  33431-7383
                      Attention:  Mitchell Rubenstein
                      Facsimile:  (561) 998-2970

                         - With a copy to:

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue
                      New York, New York  10153
                      Attention:  Howard Chatzinoff, Esq.
                      Facsimile:  (212) 310-8007

               (b) If to the Shareholder, to:

                      The Times Mirror Company
                      220 West First Street
                      Los Angeles, California  90012
                      Attention:  Thomas Unterman
                      Facsimile:  (213) 237-3705

                         - With a copy to:

                      The Times Mirror Company
                      220 West First Street
                      Los Angeles, California 90012
                      Attention:  William A. Niese, Esq.
                      Facsimile:  (213) 237-7696

or at such other address as may be substituted by notice delivered as provided herein. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly furnished or served on (i) the date on which personally delivered, with receipt acknowledged, (ii) the date on which telecopied and confirmed by telecopy answerback, (iii) the next business day if delivered by overnight or express mail, courier or delivery service, or (iv) three (3) business days after the same shall have been deposited in the United States mail, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

5.      ENTIRE AGREEMENT.

               This Agreement and the other agreements entered into in connection with the Merger Agreement (including, but not limited to, the Shareholder Agreement) represent the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter; and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by Big on the one hand, and the holders of a majority of the Registrable Securities on the other hand.

6.      SUCCESSORS.

               This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

7.      PARAGRAPH HEADINGS.

               The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

8.      APPLICABLE LAW.

               This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.

9.      SEVERABILITY.

               If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

10.     SPECIFIC PERFORMANCE.

               Big acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each of the Shareholders shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain Big from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, Big hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have such provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

11.     ARBITRATION.

               Any controversy, dispute or claim arising under this Agreement which cannot be settled by mutual agreement shall be finally settled by arbitration as follows: any party who is aggrieved shall deliver a notice to other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice shall be submitted to arbitration in New York, New York to Endispute, before a single arbitrator appointed in accordance with Endispute's Arbitration Rules, modified only as herein expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute will be final, unappealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status of resolution thereof.

12.     NO WAIVER.

               The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

13.     COUNTERPARTS.

               This Agreement may be executed in two or more counterparts, any of which may be by facsimile, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                            BIG ENTERTAINMENT, INC.


                                          By: /s/ Mitchell Rubenstein
                                             -----------------------------------
                                             Mitchell Rubenstein
                                             Chief Executive Officer




                                          THE TIMES MIRROR COMPANY


                                          By: /s/ Thomas Unterman
                                             -----------------------------------
                                             Name: Thomas Unterman
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                       21